Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@century-bank.com

Phone:	781-393-4630

Fax:	781-393-4071
CENTURY BANCORP, INC. ANNOUNCES 48% EARNINGS GROWTH FOR Q2 2010; 7% ASSET GROWTH TO
$2.4BB; REGULAR DIVIDEND DECLARED
Medford, MA, July 13, 2010—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.century-bank.com) (“the Company”) today announced net income of $2,961,000 for the quarter ended June 30, 2010, or $0.54 per share diluted, an increase of 47.5% as compared to net income of $2,007,000, or $0.36 per share diluted, for the same period a year ago. Total assets increased 7.3% from $2.3 billion at December 31, 2009 to $2.4 billion at June 30, 2010. For the first six months of 2010, net income totaled $6,383,000, or $1.15 per share diluted, an increase of 64.0% when compared to net income of $3,893,000, or $0.70 per share diluted, for the same period a year ago.
Net interest income totaled $25.9 million for the first six months of 2010 compared to $22.8 million for 2009. The 13.7% increase in net interest income for the period is mainly due to a 20.6% increase in the average balances of earning assets, combined with a similar increase in deposits. The increased volume was partially offset by a decrease of five basis points in the net interest margin. The net interest margin decreased from 2.62% on a fully taxable equivalent basis in 2009 to 2.57% on the same basis for 2010.
The provision for loan losses increased by $125,000 from $2.9 million for the six months ended June 30, 2009 to $3.0 million, for the same period in 2010, primarily as a result of increases in loans and additional allocations related to impaired loans. The Company capitalized on favorable market conditions for the second quarter and six months ended June 30, 2010 and realized net gains on sales of investments $649,000 and $1.0 million, respectively, as compared to $0 and $1.0 million for the same periods in 2009. Included in operating expenses for the second quarter and first six months of 2010 are FDIC assessments of $740,000 and $1.4 million, respectively, as compared to $1.6 million and $2.1 million for the same periods in 2009. FDIC assessments decreased primarily as a result of the special assessment charge of approximately $1.0 million during the second quarter of 2009. This was offset, somewhat, by an increase in assessment rate as well as an increase in the deposit base during 2010.
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Also included in operating expenses for the second quarter of 2010 is a charge for payments due Jonathan G. Sloane, former Co-CEO, in accordance with his separation agreement as previously announced. The Company recorded a pre-tax charge of $916,000.
The Company’s effective tax rate declined from 10.1% in 2009 to 9.4% in 2010 primarily as a result of an increase in tax-exempt income.
At June 30, 2010, total equity was $143.0 million compared to $132.7 million at December 31, 2009. The Company’s equity increased as a result of earnings and a decrease in accumulated other comprehensive loss, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 7.23% at June 30, 2010, compared to 7.91% at June 30, 2009. This decline in the leverage ratio is due to an increase in assets, offset by an increase in stockholders’ equity. Book value as of June 30, 2010 was $25.86 per share compared to $22.64 at June 30, 2009.
The Company’s allowance for loan losses was $14.4 million or 1.65% of loans outstanding at June 30, 2010, compared to $12.4 million, or 1.41% of loans outstanding at December 31, 2009 and $13.4 million or 1.60% of loans outstanding at June 30, 2009. Non-performing assets totaled $10.8 million at June 30, 2010, compared to $12.3 million at December 31, 2009 and $17.1 million at June 30, 2009.
The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable August 16, 2010 to stockholders of record on August 2, 2010.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-three full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.
Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)

	June 30,	December 31,
Assets	2010	2009
Cash and Due From Banks	$49,410	$42,627
Federal Funds Sold and Interest-bearing Deposits In Other Banks	306,859	356,015

Short-term Investments	140,999	18,518

Securities Available-For-Sale (AFS)	778,660	647,796

Securities Held-to-Maturity	178,731	217,643

Federal Home Loan Bank of Boston stock, at cost	15,531	15,531

Loans:
Commercial & Industrial	112,017	141,061
Construction & Land Development	55,992	60,349
Commercial Real Estate	381,671	361,823
Residential Real Estate	193,635	188,096
Consumer and Other	7,546	7,720
Home Equity	117,486	118,076

Total Loans	868,347	877,125
Less: Allowance for Loan Losses	14,350	12,373

Net Loans	853,997	864,752

Bank Premises and Equipment	21,482	21,015
Accrued Interest Receivable	5,776	5,806
Goodwill	2,714	2,714
Core Deposit Intangible	702	896
Other Assets	64,347	60,722

Total Assets	$2,419,208	$2,254,035

Liabilities
Demand Deposits	$308,398	$279,874

Interest Bearing Deposits:
Savings and NOW Deposits	627,421	575,592
Money Market Accounts	536,067	553,883
Time Deposits	356,550	292,638

Total Interest Bearing	1,520,038	1,422,113

Total Deposits	1,828,436	1,701,987

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	124,080	118,745
Other Borrowed Funds	229,994	234,024

Total Borrowed Funds	354,074	352,769

Other Liabilities	57,581	30,466
Subordinated Debentures	36,083	36,083

Total Liabilities	2,276,174	2,121,305

Total Stockholders’ Equity	143,034	132,730

Total Liabilities & Stockholders’ Equity	$2,419,208	$2,254,035

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter and Six months ended June 30, 2010 and 2009
(in thousands)

	Quarter Ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Interest Income:
Loans	$12,068	$12,026	$24,180	$23,815
Securities Held-to-Maturity	1,875	2,180	3,860	4,403
Securities Available-for-Sale	4,979	5,225	10,012	10,254
Federal Funds Sold and Interest-bearing Deposits In Other Banks	403	763	781	1,305

Total Interest Income	19,325	20,194	38,833	39,777

Interest Expense:
Savings and NOW Deposits	1,093	1,337	2,314	2,733
Money Market Accounts	1,089	1,718	2,313	3,653
Time Deposits	1,876	2,561	3,584	5,168
Securities Sold Under Agreements to Repurchase	131	117	350	325
Other Borrowed Funds and Subordinated Debentures	1,994	2,499	4,405	5,144

Total Interest Expense	6,183	8,232	12,966	17,023

Net Interest Income	13,142	11,962	25,867	22,754

Provision For Loan Losses	1,450	1,050	3,025	2,900

Net Interest Income After Provision for Loan Losses	11,692	10,912	22,842	19,854

Other Operating Income
Service Charges on Deposit Accounts	1,952	2,006	3,875	4,028
Lockbox Fees	748	753	1,448	1,494
Net Gain on Sales of Investments	649	—	1,027	978
Other Income	756	781	2,014	1,710

Total Other Operating Income	4,105	3,540	8,364	8,210

Operating Expenses
Salaries and Employee Benefits	7,850	6,541	14,775	13,429
Occupancy	998	995	2,066	2,140
Equipment	533	654	1,083	1,282
FDIC Assessment	740	1,623	1,390	2,116
Other	2,477	2,470	4,850	4,766

Total Operating Expenses	12,598	12,283	24,164	23,733

Income Before Income Taxes	3,199	2,169	7,042	4,331

Income Tax Expense	238	162	659	438

Net Income	$2,961	$2,007	$6,383	$3,893

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)

	June 30,	June 30,
Assets	2010	2009
Cash and Due From Banks	$51,926	$60,662
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	376,595	225,121

Securities Available-For-Sale (AFS)	741,425	566,475
Securities Held-to-Maturity	224,320	209,356

Total Loans	876,900	839,887
Less: Allowance for Loan Losses	13,354	12,369

Net Loans	863,546	827,518

Unrealized Gain on Securities AFS	11,900	2,004
Bank Premises and Equipment	21,316	21,697
Accrued Interest Receivable	6,607	7,246
Goodwill	2,714	2,714
Core Deposit Intangible	803	1,194
Other Assets	58,191	49,155

Total Assets	$2,359,343	$1,973,142

Liabilities
Demand Deposits	$283,737	$272,869

Interest Bearing Deposits:
Savings and NOW Deposits	669,164	472,471
Money Market Accounts	552,640	437,400
Time Deposits	330,530	329,881

Total Interest Bearing	1,552,334	1,239,752

Total Deposits	1,836,071	1,512,621

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	146,515	96,154
Other Borrowed Funds	171,175	174,401

Total Borrowed Funds	317,690	270,555

Other Liabilities	30,605	30,434
Subordinated Debentures	36,083	36,083

Total Liabilities	2,220,449	1,849,693

Total Stockholders’ Equity	138,894	123,449

Total Liabilities & Stockholders’ Equity	$2,359,343	$1,973,142

Total Average Earning Assets — QTD	$2,237,469	$1,901,684

Total Average Earning Assets — YTD	$2,219,240	$1,840,839

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)

	June 30,	June 30,
	2010	2009
Performance Measures:

Earnings per average share, basic, quarter	$0.54	$0.36
Earnings per average share, diluted, quarter	$0.54	$0.36
Earnings per average share, basic, year-to-date	$1.15	$0.70
Earnings per average share, diluted, year-to-date	$1.15	$0.70
Return on average assets, year-to-date	0.55%	0.40%
Return on average stockholders’ equity, year-to-date	9.27%	6.36%
Net interest margin (taxable equivalent), quarter	2.58%	2.64%
Net interest margin (taxable equivalent), year-to-date	2.57%	2.62%
Efficiency ratio, year-to-date	66.0%	73.4%
Book value per share	$25.86	$22.64
Tangible book value per share	$25.25	$21.96
Tangible capital / tangible assets	5.78%	5.97%

Common Share Data:
Average shares outstanding, basic, quarter	5,530,297	5,530,724
Average shares outstanding, diluted, quarter	5,532,980	5,531,329
Average shares outstanding, basic, year-to-date	5,530,297	5,534,233
Average shares outstanding, diluted, year-to-date	5,533,025	5,534,345

Shares outstanding Class A	3,518,917	3,503,467
Shares outstanding Class B	2,011,380	2,026,830

Total shares outstanding at period end	5,530,297	5,530,297

Asset Quality and Other Data

Allowance for loan losses / loans	1.65%	1.60%
Nonaccrual loans	$10,679	$17,097
Nonperforming assets	$10,758	$17,097
Loans 90 days past due and still accruing	$7	$—
Accruing troubled debt restructures	$1,220	$—
Net charge-offs, year-to-date	$1,048	$656

Leverage ratio	7.23%	7.91%
Tier 1 risk weighted capital ratio	14.47%	15.08%
Total risk weighted capital ratio	15.68%	16.33%
Total risk weighted assets	$1,182,496	$1,061,287